EX-99.906CERT

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, R. Alan Medaugh, President, and I, Stephen V. Killorin, Treasurer, of Total Return US Treasury Fund, Inc. (the “registrant”), each certify to the best of my knowledge and belief, that:

1.
This Form N-CSR filing for the registrant for the period ended October 31, 2010 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ R. Alan Medaugh
R. Alan Medaugh
President (Principal Executive Officer) of Total Return US Treasury Fund, Inc.

Date:  January 5, 2011

/s/ Stephen V. Killorin
Stephen V. Killorin
Treasurer (Principal Financial and Accounting Officer) of Total Return US Treasury Fund, Inc.

Date:  January 5, 2011